EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Sun Microsystems, Inc. 1990 Employee Stock Purchase Plan and 1988 Directors' Stock Option Plan, of our reports dated July 16, 1997, with respect to the consolidated financial statements of Sun Microsystems, Inc. incorporated by reference in its Annual Report (Form 10-K, as amended on Form 10-K/A) for the year ended June 30, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                            ERNST & YOUNG LLP


                                            /s/ERNST & YOUNG LLP

November 19, 1997
Palo Alto, California